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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                   FORM 8-K/A

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 JULY 30, 1998
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                            Date of report (Date of
                            earliest event reported)



                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
             (Exact name of registrant as specified in its charter)



       MARYLAND                  0-23911                52-2081138
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(State or other            Commission File Number     (I.R.S. Employer
jurisdiction of                                    Identification Number)
incorporation)




                     1776 SW MADISON STREET, PORTLAND, OR97205
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               (Address of principal executive offices)(Zip Code)




                                 (503) 223-5600
               Registrant's telephone number, including area code






                                   NOT APPLICABLE

                  (Former name or former address, if changed since
                                    last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Wilshire Real Estate Investment Trust Inc. (the "Company") on September 29, 1998. It revises the Company's previous statements regarding the financial statements and pro forma financial information for purchase of the loan.

         As previously reported, on July 30, 1998, the Company purchased a loan from Credit Suisse First Boston Mortgage Capital LLC, an unaffiliated third party, for approximately $66.0 million. The loan is secured by a first lien on the membership interests in the limited liability company which owns the MGM Plaza, a 1,079,076 square foot office complex comprised of six (6) class "A" office buildings located in Santa Monica, California.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) On November 15, 1998, the Company sold the loan listed above in Item 2 and, therefore, the applicable financial statements are no longer relevant or meaningful to the stockholders and have not been filed on this Form 8-K/A.

(b) On November 15, 1998, the Company sold the loan listed above in Item 2 and, therefore, the applicable pro forma financial information is no longer relevant or meaningful to the stockholders and has not been filed on this Form 8-K/A.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WILSHIRE REAL ESTATE
                                         INVESTMENT TRUST INC.



Date:  January 11, 1999          By:  /s/  Lawrence A. Mendelsohn
                                 ---------------------------
                                 Lawrence A. Mendelsohn
                                  President


                                 By: /s/ Chris Tassos
                                 ---------------------------
                                 Chris Tassos
                                  Executive Vice President and
                                  Chief Financial Officer



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